UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

800 Royal Oaks Drive, Suite 210
Monrovia, CA	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AeroVironment, Inc. (the “Company”) and Doug Scott, its Senior Vice President and General Counsel, have agreed to a separation of Mr. Scott from the Company, effective October 3, 2016.  In discussions, Mr. Scott indicated he was retiring to pursue teaching opportunities.

In connection with his separation, Mr. Scott executed a release of potential claims in favor of the Company and certain of its related parties.  In consideration for Mr. Scott’s execution of the release and upon its effectiveness, Mr. Scott is entitled to receive, as severance (i) a lump-sum cash payment of approximately $370,178, payable in January 2017, which represents an amount equal to the sum of Mr. Scott’s fiscal year 2017 base salary and his pro-rata bonus for his service during fiscal year 2017 and (ii) for the one-year period following the separation date, life insurance, disability, medical, dental and hospital benefits provided by the Company for himself and his dependents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: October 6, 2016	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer